Exhibit 99.1

Cumulus Announces Selected Preliminary Operating Results for Third Quarter 2017

Expects to Report Second Straight Quarter of Growth in Revenue and Adjusted EBITDA

Announces Conference Call to Discuss Results on November 9th

ATLANTA, GA - October 26, 2017: Cumulus Media Inc. (NASDAQ: CMLS) (the “Company,” “we,” “us,” or “our”) today announced selected preliminary operating results for the three months ended September 30, 2017.

For the three months ended September 30, 2017, the Company expects to report net revenue in a range of $286.0 million to $288.0 million, net (loss) income in a range of $(0.3) million to $1.7 million, and Adjusted EBITDA in a range of $60.0 million to $62.0 million. When adjusting for the impact of $14.4 million of one-time expenses in the three months ended September 30, 2016 related to the resolution of disputed syndicated programming and inventory expenses with CBS Radio Inc., Adjusted EBITDA performance for the three months ended September 30, 2017 is expected to show growth in a range of 3% to 6% year-over-year.

The Company will issue a press release reporting its third quarter 2017 operating results at approximately 7:30 AM EST on Thursday, November 9th and will host a conference call to discuss these results at 8:00 AM EST that day. Conference call details can be found later in this press release.

Mary Berner, President and Chief Executive Officer of Cumulus Media Inc., said, “The strong preliminary results for the third quarter provide further evidence that our turnaround plan is taking hold. We are encouraged by our continuing operating and financial momentum in the face of negative industry trends. This quarter, we delivered our seventh straight quarter of ratings share growth at the station group along with revenue share gains for our fifth straight quarter at the station group and third straight quarter at Westwood One. Most importantly, it was the second straight quarter of year-over-year growth in revenue and Adjusted EBITDA.”

“In addition to successfully executing on our foundational operating initiatives, we continue to develop innovative products and service offerings, such as the Westwood One ROI Guarantee, the first industry-wide ROI guarantee in the audio space; C-Endorsement Videos, the first video endorsement product at scale in the radio industry; and our initial Voice First initiative, the launch of Amazon Alexa skills for nearly 300 stations and over 100 Westwood One brands.”

Ms. Berner continued, “While the Company has ample cash to operate our business, Cumulus continues to be constrained by an excessive debt load. With the assistance of outside advisors, we are proactively exploring a range of alternatives with our lenders and noteholders to restructure the balance sheet and reduce debt. Our objective is to be able to redirect more of our time and resources to where they can have the greatest impact on our future - investing in our employees, in key technologies and in initiatives that drive growth.”

Preliminary Operating Results (in thousands, except percentages):

	Three Months Ended September 30,
	2017			2016	% Change
Net revenue	$286,000	-	$288,000	$286,136	—%	-	0.7%
Net (loss) income (1)	$(273)	-	$1,727	$46,321	**	-	**
Adjusted EBITDA (2)	$60,000	-	$62,000	$43,884	36.7%	-	41.3%

(1) The three months ended September 30, 2016 were positively impacted by an approximately $94.0 million gain on the sale of a real estate property in Los Angeles.
(2) Adjusted EBITDA is not a financial measure calculated or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For additional information, see “Non-GAAP Financial Measure and Definition”.

The preliminary operating results set forth above are based solely on currently available information, which is subject to change. Readers are cautioned not to place undue reliance on such preliminary operating results, which constitute forward looking statements.

Earnings Conference Call Details
A link to the webcast of the conference call and the related earnings presentation will be available on the investor section of the Cumulus Media Inc. website (www.cumulus.com/investors). The conference call dial-in number for domestic callers is 877-830-7699, and international callers should dial 574-990-0924 for call access. If prompted, the conference ID number is 4899108. Please call five to ten minutes in advance to ensure that you are connected prior to the call. Following completion, a replay can be accessed until 11:30 PM EST on December 9, 2017. Domestic callers can access the replay by dialing 855-859-2056 or 404-537-3406, replay code 4899108. International callers should dial +44 (0)1452550000 for conference replay access. An archive of the webcast will be available beginning 24 hours after the call for a period of 30 days.

Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such statements are statements other than historical fact and relate to our intent, belief or current expectations primarily with respect to certain historical and our future operating, financial, and strategic performance, including the finalization of our financial results for the quarter ended September 30, 2017. Any such forward-looking statements are not guarantees of future performance and may involve risks and uncertainties. Actual results may differ from those contained in or implied by the forward-looking statements as a result of various factors including, but not limited to changes from the preliminary estimates to our final financial results for the quarter ended September 30, 2017, risks and uncertainties relating to the need for additional funds to service our debt and to execute our business strategy, our ability to access borrowings under our revolving credit facility, our ability from time to time to renew one or more of our broadcast licenses, changes in interest rates, changes in the fair value of our investments, the timing of, and our ability to complete any acquisitions or dispositions pending from time to time, costs and synergies resulting from the integration of any completed acquisitions, our ability to effectively manage costs, our ability to generate and manage growth, the popularity of radio as a broadcasting and advertising medium, changing consumer tastes, the impact of general economic conditions in the United States or in specific markets in which we currently do business, industry conditions, including existing competition and future competitive technologies and cancellation, disruptions or postponements of advertising schedules in response to national or world events, our ability to generate revenues from new sources, including local commerce and technology-based initiatives, the impact of regulatory rules or proceedings that may affect our business from time to time, our ability to continue to meet the listing standards for our Class A common stock to continue to be listed for trading on the NASDAQ stock market, the write off of a material portion of the fair value of our FCC broadcast licenses and goodwill, and other risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2016 and any subsequent filings. Many of these risks and uncertainties are beyond our control, and the unexpected occurrence or failure to occur of any such events or matters could significantly alter our actual results of operations or financial condition. Cumulus Media Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

About Cumulus Media
A leader in the radio broadcasting industry, Cumulus Media combines high-quality local programming with iconic, nationally syndicated media, sports and entertainment brands to deliver premium content choices to the 245 million people reached each week through its 446 owned-and-operated stations broadcasting in 90 US media markets (including eight of the top 10), approximately 8,000 broadcast radio stations affiliated with its Westwood One network and numerous digital channels. Together, the Cumulus/Westwood One platforms make Cumulus Media one of the few media companies that can provide advertisers with national reach and local impact. Cumulus/Westwood One is the exclusive radio broadcast partner to some of the largest brands in sports, entertainment, news and talk, including the NFL, the NCAA, the Masters, the Olympics, the GRAMMYs, the Academy of Country Music Awards, the American Music Awards, the Billboard Music Awards, Westwood One News, and more. Additionally, it is the nation's leading provider of country music and lifestyle content through its NASH brand, which serves country fans nationwide through radio programming, exclusive digital content, and live events. For more information, visit www.cumulus.com.

For further information, please contact:

Investor Relations
Collin Jones
collin@cumulus.com
404-260-6600

Media Inquiries
Michael Freitag / Aaron Palash
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Non-GAAP Financial Measure and Definition
From time to time we utilize certain financial measures that are not prepared or calculated in accordance with GAAP to assess our financial performance and profitability. Adjusted EBITDA is the financial metric utilized by the Company to analyze the cash flow generated by our business. This measure isolates the amount of income generated by our core operations after the incurrence of corporate, general and administrative expenses. The Company also uses this measure to determine the contribution of our core operations to the funding of our corporate resources utilized to manage our operations and our non-operating expenses including debt service and acquisitions. In addition, Adjusted EBITDA is a key metric for calculating and determining our compliance with certain covenants contained in our Credit Agreement.

In deriving this measure, the Company excludes depreciation, amortization and stock-based compensation expense, as these do not represent cash payments for activities directly related to our core operations. The Company also excludes any gain or loss on the exchange or sale of any assets, early extinguishment of debt, and local marketing agreement fees as they are not associated with core operations. Expenses relating to acquisitions and restructuring costs are also excluded from the calculation of Adjusted EBITDA as they are not directly related to our ongoing core operations. The Company also excludes any costs associated with impairment of assets as they do not require a cash outlay.

The Company believes that Adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, is commonly employed by the investment community as a measure for determining the market value of a media company and comparing the operational and financial performance among media companies. The Company has also observed that Adjusted EBITDA is routinely employed to evaluate and negotiate the potential purchase price for media companies. Given the relevance to our overall value, the Company believes that investors consider the metric to be extremely useful.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss), operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, Adjusted EBITDA may be defined or calculated differently by other companies, and comparability may be limited.

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA for the three months ended September 30, 2017 and 2016 (dollars in thousands):

	Three Months Ended September 30,
	2017			2016
GAAP net (loss) income	$(273)	-	$1,727	$46,321
Income tax expense	6,292			32,788
Non-operating expenses, net - including interest expense	35,311			33,908
Local marketing agreement fees	2,717			2,481
Depreciation and amortization	15,208			21,957
Stock-based compensation expense	354			735
Gain on sale of assets or stations	(248)			(94,014)
Acquisition-related and restructuring costs (credits)	499			(450)
Franchise and state taxes	140			158
Adjusted EBITDA	$60,000	-	$62,000	$43,884